SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 8, 2004

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

         Massachusetts                                           03-0300793
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

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Item 5. Other Events

      On July 8, 2004, BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BB&T"), consummated a $156.6 million private offering and sale of vacation ownership receivable-backed securities on our behalf (the "2004 Term Securitization"). The $172.1 million in aggregate principal of vacation ownership receivables offered and sold in the 2004 Term Securitization included $152.8 million in aggregate principal of qualified receivables that were previously sold to Resort Finance, LLC ("RFL") under an existing vacation ownership receivables purchase facility (the "Purchase Facility"). In addition, the 2004 Term Securitization allows for an additional $19.3 million in aggregate principal of our qualifying vacation ownership receivables (the "Pre-funded Receivables") that can be sold by us through October 6, 2004 to Bluegreen Receivables Finance Corporation VIII, our wholly-owned, special purpose finance subsidiary ("BRFC VIII"). BRFC VIII would then sell the Pre-funded Receivables to an owners' trust (a qualified special purpose entity) without recourse to us or BRFC VIII, except for breaches of certain representations and warranties at the time of sale. The proceeds of $17.5 million (at an advance rate of 91%) as payment for the Pre-funded Receivables are being held in escrow by the trustee of the 2004 Term Securitization until such receivables are actually sold by us to BRFC VIII. If we don't sell enough Pre-funded Receivables to earn the entire amount of related proceeds held in escrow, the remaining proceeds will be used to pay down amounts owed to investors in the 2004 Term Securitization. The proceeds from the 2004 Term Securitization were used to pay RFL all amounts outstanding under the Purchase Facility, pay fees associated with the transaction to third-parties, deposit initial amounts in a required cash reserve account and provide net cash proceeds of $1.3 million to us. We also received certain vacation ownership interests that were being held by RFL in connection with previously defaulted receivables, certain vacation ownership notes receivable previously held in the Purchase Facility which did not qualify for the 2004 Term Securitization and a retained interest in the future cash flows from the 2004 Term Securitization.

      As a result of the 2004 Term Securitization, Bluegreen Receivables Finance Corporation V, our wholly-owned, special purpose finance subsidiary, may sell additional notes receivable for a cumulative purchase price of up to $150.0 million under the Purchase Facility, on a revolving basis, prior to September 30, 2004, at 85% of the principal balance, subject to the eligibility requirements and certain conditions precedent.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 29, 2004                     By: /S/ JOHN F. CHISTE
                                            ------------------------------------
                                            John F. Chiste
                                            Senior Vice President, Treasurer and
                                            Chief Financial Officer